Exhibit (10)C

DAYTON HUDSON CORPORATION
DIRECTOR STOCK OPTION PLAN OF 1995

(As amended and restated on January 10, 2007)

ARTICLE I
ESTABLISHMENT OF THE PLAN

1.1          The name of this plan shall be “The Dayton Hudson Corporation Director Stock Option Plan of 1995” (hereinafter called the “Plan”).

1.2          The purpose of the Plan is to advance the interim performance and long-term growth of the Company by offering long-term incentives, in addition to current compensation and other benefits, to outside directors of the Company.

ARTICLE II
DEFINITIONS

2.1          Award. An “Award” is used at times in the Plan to refer to the act of granting a Stock Option under the Plan.

2.2          Board. “Board” is the Board of Directors of the Company.

2.3          Code. “Code” is the Internal Revenue Code of 1986, as amended, as now in force or as hereafter amended.

2.4          Company. “Company” is Dayton Hudson Corporation, a Minnesota corporation, and any successor thereof.

2.5          Date of Grant. “Date of Grant” in 1995 shall be the date of the Company’s Annual Shareholder’s meeting. Each year thereafter, Date of Grant shall be the second Wednesday in the month of April.

2.6          Fair Market Value. “Fair Market Value” of a share of Company common stock on any date is 100% of the mean between the high and low prices for such stock as reported for such stock on the New York Stock Exchange Composite Transactions Listing (“Composite Listing”) on such date, or in the absence of such report 100% of the mean between the high and low prices of such stock on the New York Stock Exchange on such date or, if no sale has been recorded on the Composite Listing or made on such Exchange on such date, then on the last preceding date on which any such sale shall have been made in the order of primacy above indicated.

2.7          Participant. A “Participant” is a member of the Board who is not an employee of Company or any of its Subsidiaries.

2.8          Plan Committee. The “Plan Committee” is the Committee referenced in Article VI hereof.

2.9          Plan Year. The “Plan Year” shall be a fiscal year of the Company falling within the term of this Plan except for the first year of the Plan, for which the Plan Year shall commence as of the effective date of the Plan and terminate as of February 3, 1996.

2.10        Relevant Change Adjustments. In the event of any equity restructuring (within the meaning of Financial Accounting Standards No. 123 (revised 2004)) other than: (1) any distribution of securities or other property by the Company to shareholders in a spin-off or split-up that does not qualify as a tax-free spin-off or split-up under Section 355 of the Code (or any successor provision of the Code); or (2) any cash dividend (including extraordinary cash dividends), appropriate adjustments in the number of shares available for grant and in any outstanding Awards, including adjustments in the size of the Award and in the exercise price per share of Stock Options, shall be made by the Plan Committee to give effect to such equity restructuring to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan. No such adjustment shall be required to reflect the events described in clauses (1) and (2) above, or any other change in capitalization that does not constitute an equity restructuring, however such adjustment may be made if the Plan Committee affirmatively determines, in its discretion, that such an adjustment is appropriate.

2.11        Stock Option. A “Stock Option” is a right accruing in a Participant to purchase from the Company one share of the Company’s $1.00 par value common stock at the Fair Market Value of such share of common stock on the Date of Grant of the Stock Option, and containing the terms and conditions set forth or allowed under Article VI hereof. Such Stock Option shall be a Non-Qualified Stock Options that are not intended to qualify under Section 422 of the Code.

2.12        Subsidiary Corporation. For purposes of this Plan, the term “Subsidiary” or “Subsidiary Corporation” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, in which each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain as determined at the point in time when reference is made to such “Subsidiary” or “Subsidiary Corporation” in this Plan.

2.13        Change in Control. A “Change in Control” shall be deemed to have occurred if:

(a) a majority of the directors of the Company shall be persons other than persons

(i) for whose election proxies shall have been solicited by the Board or

(ii) who are then serving as directors appointed by the Board to fill vacancies on the Board caused by death or resignation (but not by removal) or to fill newly-created directorships,

(b) 30% or more of the outstanding Voting Stock (as defined in Article IV of the Restated Articles of Incorporation, as amended, of the Company) of the Company is acquired or beneficially owned (as defined in Article IV of the Restated Articles of Incorporation, as amended, of the Company) by any person (as defined in Article IV of the Restated Articles of Incorporation, as amended, of the Company), or

(c) the shareholders of the Company approve a definitive agreement or plan to

(i) merge or consolidate the Company with or into another corporation (other than (1) a merger or consolidation with a Subsidiary of the Company or (2) a merger in which the Company is the surviving corporation and either (A) no outstanding Voting Stock of the Company (other than fractional shares) held by shareholders immediately prior to the merger is converted into cash (except cash upon the exercise by holders of Voting Stock of the Company of statutory dissenters’ rights), securities, or other property or (B) all holders of outstanding Voting Stock of the Company (other than fractional shares) immediately prior to the merger (except those that exercise statutory dissenters’ rights) have substantially the same proportionate ownership of the Voting Stock of the Company or its parent corporation immediately after the merger),

(ii) exchange, pursuant to a statutory exchange of shares of Voting Stock of the Company held by shareholders of the Company immediately prior to the exchange, shares of one or more classes or series of Voting Stock of the Company for shares of another corporation or other securities, cash or other property,

(iii) sell or otherwise dispose of all or substantially all of the assets of the Company (in one transaction or a series of transactions) or

(iv) liquidate or dissolve the Company.

ARTICLE III
GRANTING OF STOCK OPTIONS

3.1          Automatic Grant of Stock Options. Each year on the Date of Grant each Participant shall, without any Plan Committee action, automatically be granted Stock Options, the number of which will be determined by dividing $50,000 by the Fair Market Value on the Date of Grant.

3.2          Notification to Participants and Delivery of Documents. As soon as practicable after the Award, the Participant shall receive a Stock Option exercisable for purchase of one share of the Company’s $1.00 par value common stock for each Stock Option granted to the Participant pursuant to this Plan or indicating the aggregate of such grant, which Stock Option shall be in conformity with the provisions of Article IV hereof.

ARTICLE IV
STOCK OPTIONS

4.1          Stock Option. The Stock Option shall be evidenced by Stock Option agreements in such form and not inconsistent with the Plan as the Plan Committee shall in its sole discretion approve from time to time, which agreements shall specify the number of shares to which they pertain and the purchase price of such shares and shall, but without limitation, contain in substance the following terms and conditions:

(a) Option Period. Each Stock Option granted shall expire and all rights to purchase shares thereunder shall cease ten years and one day after the Date of Grant of the Stock Option or on such date prior thereto as may be fixed by the Plan Committee, or on such date prior thereto as is provided by this Plan in the event of reorganization pursuant to Section 7.6(b) hereof. No Stock Option shall permit the purchase of any shares thereunder during the first year after the Date of Grant of such Stock Option, except as provided in Section 4.2 hereof.

(b) Transferability and Termination of Options. During the lifetime of an individual to whom a Stock Option is granted, the Stock Option may be exercised only by such individual and shall terminate at the earlier of i) five years after the date the Participant ceased to be a director of Company or, ii) ten years and one day after the Date of Grant of the Stock Option. Rights of a Participant may, upon the death of a Participant, be exercised or perfected by his/her duly designated beneficiary or otherwise by his/her applicable legal representatives, heirs or legatees to the extent vested in and unexercised or perfected by the Participant at the date of his/her death. Provided however, that if a Participant dies, the Stock Option must be exercised within five years after the date of death or the life of the Stock Option, whichever is less, but in no event less than one year after the date of death.

No Stock Option shall be assignable or transferable by the individual to whom it is granted, except that it may be transferable (X) by assignment by the Participant to the extent provided in the applicable option agreement, or (Y) by will or the laws of descent and distribution in accordance with the provisions of this Plan. A Stock Option transferred after the death of the Participant to whom it is granted may only be exercised by such individual’s beneficiary designated to exercise the Stock Option or otherwise by his/her applicable legal representatives, heirs or legatees, and only within the specific time period set forth above.

In no event, whether by the Participant directly or by his/her proper assignee or beneficiary or other representative, shall any Stock Option be exercisable at any time after its expiration date as stated in the Stock Option agreement. When a Stock Option is no longer exercisable it shall be deemed for all purposes and without further act to have lapsed and terminated.

(c) Exercise of Options. An individual entitled to exercise a Stock Option may, subject to its terms and conditions and the terms and conditions of the Plan, exercise it in whole at any time, or in part from time to time, by delivery to the Company at its principal office of written notice of exercise, specifying the number of whole shares with respect to which the Stock Option is being exercised. Before shares may be issued payment must be made in full, in legal United States tender, in the amount of the purchase price of the shares to be purchased at the time and any amounts for withholding, if any, as provided in Section 7.7 hereof; provided, however, in lieu of paying for the exercise price in cash as described above, the individual may pay all or part of such exercise price by delivering owned and unencumbered shares of the Company common stock having a Fair Market Value on the date of exercise of the Stock Option equal to or less than the exercise price of the Stock Options exercised, with cash, as set forth above, for the remainder, if any, of the purchase price.

4.2          Change in Control. In the event of a Change in Control, all outstanding Stock Options granted under the Plan shall accelerate and will be exercisable in full for a period of two hundred ten (210) days after the Change in Control; provided that no Stock Option shall be exercisable by a Participant after the termination date of the Stock Option.

ARTICLE V
SHARES OF STOCK SUBJECT TO THE PLAN

5.1          The total number of shares that may be available for issuance under all Stock Options granted pursuant to the Plan shall not exceed in the aggregate 100,000 shares of the Company’s $1.00 par value common stock. Stock Options which are forfeited for any reason or are not distributed or are covered by Stock Options that lapse or are canceled before exercise, shall (unless the Plan shall have been terminated) again be available in the same relative amounts for other Stock Option grants under the Plan.

ARTICLE VI
ADMINISTRATION OF THE PLAN

6.1          The Plan will be administered by a committee of two or more members of the Board appointed from time to time by the Board. Each member of the committee shall be a “disinterested person” as that term is defined under Rule 16b-3, promulgated under the Securities Exchange Act of 1934, as amended, or any successor statute or regulation comprehending the same subject matter.

6.2          The Plan Committee shall have and exercise all of the powers and responsibilities granted expressly or by implication to it by the provisions of the Plan. Subject to and as limited by such provisions, the Plan Committee may from time to time enact, amend and rescind such rules, regulations and procedures with respect to the administration of the Plan as it deems appropriate or convenient. Notwithstanding any contrary provisions of this Plan, the Plan Committee shall have no discretion with respect to the granting of Stock Options to any Participant or to alter or amend any terms, conditions and eligibility requirements of a Stock Option granted or to be granted to any Participant under this Plan, it being understood that the granting and terms, conditions and eligibility requirements of such Stock Options are governed solely by the provisions set forth in this Plan pertaining thereto.

6.3          All questions arising under the Plan or any Stock Option agreement, or any rule, regulation or procedure adopted by the Plan Committee shall be determined by the Plan Committee, and its determination thereof shall be conclusive and binding upon all parties.

6.4          Any action required or permitted to be taken by the Plan Committee under the Plan shall require the affirmative vote of a majority of a quorum of the members of the Plan Committee. A majority of all members of the Plan Committee shall constitute a “quorum” for Plan Committee business. The Plan Committee may act by written determination instead of by affirmative vote at a meeting, provided that any written determination shall be signed by all members of the Plan Committee, and any such written determination shall be as fully effective as a majority vote of a quorum at a meeting.

ARTICLE VII
GENERAL PROVISIONS

7.1          Amendment or Termination. The Board may at any time amend, suspend, discontinue or terminate the Plan; provided, however, that no amendment by the Board shall, without further approval of the shareholders of the Company:

(a) except as provided at Section 2.10 hereof increase the total number of shares of Company common stock which may be made subject to the Plan; or

(b) except as provided at Section 2.10 hereof change the purchase price of Company common stock under the Plan; or

(c) change the Date of Grant; or

(d) change the calculation used to determine the number of Stock Options granted on the Date of Grant.

No action taken pursuant to this Section 7.1 of the Plan shall, without the consent of a Participant, adversely affect any Stock Options which have been previously granted to a Participant. Provisions relating to Stock Options may not be amended more often than once every six months other than to comport with changes in the Code or the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

7.2          Non-Alienation of Rights and Benefits. Except as expressly provided herein, no right or benefit under the Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge and any attempt to anticipate, alienate, sell, assign, pledge, encumber or charge the same shall be void. No right or benefit hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities or torts of the person entitled to such right or benefit. If any Participant or beneficiary hereunder should become bankrupt or attempt to anticipate, alienate, sell, assign, pledge, encumber or charge any right or benefit hereunder, then such right or benefit shall, in the sole discretion of the Plan Committee, cease and in such event the Company may hold or apply the same or any or no part thereof for the benefit of the Participant or beneficiary, his/her spouse, children or other dependents or any of them in any such manner and in such proportion as the Plan Committee in its sole discretion may deem proper.

7.3          No Rights as Shareholder. The granting of Stock Option(s) under the Plan shall not entitle a Participant or any other person succeeding to his/her rights, to any dividend, voting or other right as a shareholder of the Company unless and until the issuance of a stock certificate to the Participant or such other person pursuant to the provisions of the Plan and then only subsequent to the date of issuance thereof.

7.4          Government Regulations. Notwithstanding any other provisions of the Plan seemingly to the contrary, the obligation of the Company with respect to Stock Options granted under the Plan shall at all times be subject to any and all applicable laws, rules, and regulations and such approvals by any government agencies as may be required or deemed by the Board or Plan Committee as reasonably necessary or appropriate for the protection of the Company.

In connection with any sale, issuance or transfer hereunder, the Participant acquiring the shares shall, if requested by the Company give assurances satisfactory to counsel of the Company that the shares are being acquired for investment and not with a view to resale or distribution thereof and assurances in respect of such other matters as the Company may deem desirable to assure compliance with all applicable legal requirements.

7.5          Effective Date. Subject to the approval of this Plan by the holders of a majority of the voting power of the shares present and entitled to vote at the Company’s Annual Meeting of Shareholders to be held May 24, 1995 and any necessary approval being obtained from any department, board or agency of the United States or states having jurisdiction, the Plan shall be effective as of May 24, 1995.

7.6          Reorganization. In case the Company is merged or consolidated with another corporation, or in case the property or stock of the Company is acquired by another corporation, or in case of a separation, reorganization or liquidation of the Company, the Plan Committee or a comparable committee of any corporation assuming the obligations of the Company hereunder, shall either:

(a) make appropriate provision for the protection of any outstanding Stock Options granted thereunder by the substitution on an equitable basis of appropriate stock of the Company, or of the merged, consolidated or otherwise reorganized corporation which will be issuable in respect to the shares of the Company’s $1.00 par value common stock.

(b) upon written notice to the Participant, provide that all outstanding Stock Options shall accelerate and become exercisable in full but that all outstanding Stock Options, whether or not exercisable prior to such acceleration, must be exercised within not less than sixty days of the date of such notice or they will be terminated. In any such case the Plan Committee may, in its discretion, extend the sixty day- exercise period.

7.7          Withholding Taxes, etc. All distributions under the Plan shall be subject to any required withholding taxes and other withholdings and, in case of distributions in Company common stock, the Participant or other recipient may, as a condition precedent to the delivery of the common stock, be required to pay to the Company the excess, if any, of the amount of required withholding over the withholdings, if any, from any distributions in cash under the Plan. No distribution under the Plan shall be made in fractional shares of the Company’s common stock, but the proportional market value thereof shall be paid in cash.

7.8          General Restriction. Each Stock Option shall be subject to the requirement that, if at any time the Board shall determine, in its discretion, that the listing, registration or qualification of the shares subject to such Stock Option upon any securities exchange or under any state or Federal Law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with the granting of such Stock Option or the issue or purchase of shares thereunder, such Stock Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board.

7.9          Use of Proceeds. The proceeds derived from the sale of the stock pursuant to Stock Options granted under the Plan shall constitute general funds of the Company.

7.10        Headings. The headings of the Articles and their subparts in this Plan are for convenience of reading only and are not meant to be of substantive significance and shall not add to or detract from the meaning of such Article or subpart to which it refers.